EXHIBIT 4.1

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

                                              CHINA IVY SCHOOL, INC.

                                              6.0% Convertible Note
Due: June 30, 2010

                                                       US$1,560,000

      China Ivy School, Inc. (the "Issuer"), for value received, hereby promises to pay to _______ , or registered assigns (the "Registered Holder" or "Holder"), the principal sum of One Million Five Hundred Sixty Thousand Dollars (US$1,560,000.00) due June 30, 2010 (the "Maturity Date"), and to pay interest thereon on the Maturity Date (or, if earlier on the date of payment of this Note) from the date hereof at the rate of six (6.0%) percent per annum until the principal hereof is paid. Interest shall be computed on the basis of the actual number of days elapsed.

      Payments of principal and of any interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of this Note shall be made against surrender hereof. If the principal of this
Note is accelerated, interest shall accrue and be payable until the date of payment. The Issuer shall have the right to pay any principal portion of this Note before the scheduled due date thereof.

      The Issuer shall accept at its principal executive offices any Note (i) which may be presented or surrendered for payment, (ii) which may be surrendered for registration of transfer or exchange, or (iii) which may be surrendered for conversion pursuant to the provisions set forth below. The Issuer will act as its own security registrar and paying and transfer agent for such purposes and agrees to cause to be kept at such office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes and registration of transfers of Notes. As of the date this Note was originally issued, such principal executive offices of the Issuer were located at 1 Suhua Road, Shiji Jinrong Building, Suite 801, Suzhou Industrial Park, Jiangsu Province, China, 215020. If the Issuer shall change the location of its principal executive offices it will provide all holders with no less than thirty (30) days prior written notice.

      The transfer of a this Note (or any Note issued upon transfer of all or a portion of this Note) is registrable at the offices of the Issuer upon surrender of such Note at the principal executive offices of Issuer duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by the Holder thereof, together with any certifications and representations which Issuer may reasonably require to reflect compliance with all applicable securities laws, rules and regulations and the due authorization of the transaction. Upon such surrender of this Note for registration of transfer, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, dated the date of the execution thereof, of any authorized denominations and of a like tenor, form and aggregate principal amount.

      Prior to due presentment of this Note for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and the Issuer shall not be affected by notice to the contrary.

      The Holder of this Note may at any time convert all or any amount of the principal amount of the Note into shares of Common Stock of Issuer at a conversion price equal to eight cents ($0.08) per share of Common Stock, subject to adjustment as provided herein. No interest shall be paid on such portion of this principal amount of this Note as shall be converted into Common Stock.

      The conversion right granted in this Note may be exercised only by a Registered Holder, in whole or in part, by the surrender of the Note to be converted at the principal executive offices of the Issuer against delivery of that number of shares of whole Common Stock as shall be computed by dividing the principal amount of the Note being converted by the Conversion Price on the Conversion Date. Each Note surrendered for conversion shall be endorsed by the Registered Holder. Issuer will transmit the Common Stock certificates issuable upon conversion of any Note and a new Note representing the balance of the Note to the Registered Holder via express courier within three (3) business days after the Conversion Date. The term "Conversion Date" shall mean the date the original Notice of Conversion and Note being converted are received by the Issuer. The term "Notice of Conversion" shall mean the written notice from the Registered Holder to the Issuer.

      All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Notes are outstanding, Issuer shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Notes, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Notes at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased or increased, the number of shares of Common Stock authorized and reserved for issuance by Issuer upon the conversion of the Securities shall be proportionately increased or decreased, as the case may be.

      The Initial Conversion Price is eight cents ($0.08) per share of Common Stock ("Initial Conversion Price"). The Initial Conversion Price shall be adjusted as provided for below (the Initial Conversion Price and the Initial Conversion Price, as thereafter then adjusted, shall be referred to as the "Conversion Price") and the Conversion Price from time to time shall be further adjusted as provided for below. Upon each adjustment of the Conversion Price, the Registered Holders of Notes shall thereafter be entitled to receive upon conversion, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by dividing the principal amount of the Note being converted by the Conversion Price, as then adjusted. The Conversion Price shall be adjusted as follows:

      (i) In the case of any amendment to the Certificate of Incorporation of Issuer to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, the Conversion Price shall be adjusted so as to provide that upon conversion of the Note the Registered Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Note shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this clause (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

      (ii) If Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

      (iii) If any capital reorganization or reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with another corporation or entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below), lawful and adequate provisions shall be made whereby the Registered Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of this Note had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Registered Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the conversion hereof. The Issuer shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Registered Holder, the obligation to deliver to the Registered Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Registered Holder may be entitled to receive or otherwise acquire.

      Where the terms of this Note provide for notice to the holders of any event, such notice shall be sufficiently given if given in writing and mailed, first class postage prepaid, to each Registered Holder affected by such event, at his address as it appears in the register for the Securities. Any notice may be waived in writing by the person entitled thereto, either before or after the event, and such waiver shall be equivalent of such notice.

      In the event of:

      (a) default in the payment of the principal or accrued interest at Maturity; or

      (b) default in the performance or breach of any other material covenant or agreement contained herein for a period of thirty (30) days after the date on which written notice of such default requiring the Issuer to remedy the same and stating that such notice is a "Notice of Default", shall first have been given to the Issuer by a Registered Holder; or

      (c) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and any such decree or order for relief or any such other decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days; or

      (d) commencement by Issuer of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any such applicable law, or the consent by the Issuer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any such action;

then a Registered Holder may, at its option, declare the principal of this Note and the interest accrued hereon to be due and payable immediately by written notice to the Issuer at its principal executive offices, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Note and the interest accrued thereon shall become and be immediately due and payable.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth below.

                                               CHINA IVY SCHOOL INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

Dated: June __, 2009